Exhibit 99.1

9341 Courtland Drive NE, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE
CONTACT: Michael D. Stornant
(616) 866-5728

WOLVERINE WORLDWIDE REPORTS SECOND-QUARTER RESULTS AND RAISES FULL-YEAR REVENUE AND EARNINGS GUIDANCE

Rockford, Michigan, August 9, 2017 - Wolverine World Wide, Inc. (NYSE: WWW) today reported financial results for the second quarter ended July 1, 2017.

“We had a strong quarter, highlighted by second-quarter revenue and earnings that surpassed expectations and reflected progress toward our holistic, enterprise-wide strategic transformation, the WOLVERINE WAY FORWARD,” said Blake W. Krueger, Wolverine Worldwide’s Chairman, Chief Executive Officer and President. “This transformation of our business is focused on elevating our most powerful brands with consumers, delivering continuous product innovation and sustained organic growth, and unlocking incremental operational efficiencies, all with an emphasis on pace and speed. We believe that the WOLVERINE WAY FORWARD will put us in the best position to win in the "new normal" fast-changing global consumer retail environment.”

SECOND-QUARTER 2017 REVIEW
The highlights of the Company's second quarter financial performance are summarized below. The second quarter revenue and earnings per share amounts reflect the impact of the calendar change. To provide a better comparison to fiscal 2016, the Company has provided additional information regarding the impact of the calendar change within the reconciliation tables to this earnings release.

•
Reported revenue of $598.8 million increased 2.6% during the second quarter, but adjusted revenue decreased 3.3% after taking effect for the calendar change noted above. Underlying revenue increased 1.4%.

•
Reported gross margin was 37.9%, compared to 38.8% in the prior year. Adjusted gross margin on a constant currency basis was 39.1%, up 60 basis points versus the prior year, and includes a negative 210 basis points impact of store closures.

•
Reported operating margin was 4.9%, compared to 7.2% in the prior year. Adjusted operating margin on a constant currency basis was 11.0%, up 380 basis points versus the prior year and excludes $3.0 million of incremental inventory markdowns related to the accelerated store closings.

•
Reported diluted earnings per share were $0.21, compared to earnings per share of $0.24 in the prior year. Adjusted diluted earnings per share were $0.43, a record second quarter performance for the Company. On a constant currency basis, adjusted earnings per share were $0.44, compared to $0.26 in the prior year.

•	Inventory at the end of the quarter was down 24.1% versus the prior year.

•	The Company generated $138.4 million of cash from operations during the second quarter.

“We are pleased to have delivered better-than-expected results for the second quarter, demonstrating the effectiveness of key initiatives focused on operational excellence, growth and speed,” stated Mike Stornant, Senior Vice President and Chief Financial Officer. “Our proactive efforts, which have been gaining momentum over the last eighteen months, paid off in Q2, with most brands exceeding our revenue expectations for the quarter, while also over-delivering on our operating profit goals. We made tremendous progress on our store realignment plan, and have line-of-sight to our go-forward store-fleet. We managed our working capital well in the quarter, with inventory down over 24% and DSOs improving by 1.7 days. We believe the strength of our global brands combined with the continued operational discipline and implementation of the WOLVERINE WAY FORWARD leaves us well positioned to achieve our near-term growth and stated operating margin goal of 12% by the end of 2018.

WOLVERINE WAY FORWARD TRANSFORMATION UPDATE

•
Under the previously-announced Store Restructuring Plan, the Company has closed 180 stores since the beginning of 2017 including 76 closures during the second quarter of fiscal 2017. The Company expects an additional 33 store closings before the end of fiscal 2017, leaving a remaining retail store fleet of approximately 80 stores. The Company incurred approximately $5.3 million of operating losses in the second quarter for stores closed, and these losses will not reoccur next year. The losses include $3.0 million of inventory mark-downs related to accelerated store closures. These store closures allowed the Company to liquidate inventory totaling approximately $8.4 million during the quarter.

•
Effective July 2, 2017, subsequent to end of the quarter, the Company entered into an agreement to license the Stride Rite® brand to Vida Shoes International, a leader in the children’s footwear and fashion industry, currently marketing children’s shoes under Carter’s, OshKosh, Hanna Andersson and other brands.

•
Effective July 31, 2017, subsequent to end of the quarter, the Company entered into an agreement to sell the intellectual property and certain other assets related to the Sebago® brand for $14.3 million. The agreement permits the Company to sell-off its remaining inventory through the end of fiscal 2017.

FISCAL 2017 OUTLOOK
A strong second quarter, coupled with some improving trends in the business, have resulted in the following improvement to the Company's full-year 2017 outlook:

•
Reported revenue in the range of $2.320 billion to $2.370 billion, which includes a $40.0 million reduction in revenue from the conversion of the Stride Rite® business to a license model. This is a reported decline of approximately 7.0% to 5.0%, but underlying revenue is now expected to increase and be within the range of flat to growth of 2.0%, reflecting approximately $175.0 million impact from retail store closures, the Stride Rite change noted above and currency.

•
Reported operating margin in the range of 5.2% to 5.8% and adjusted operating margin in the range of 10.4% to 10.9%, resulting from operational excellence initiatives focused on supply chain optimization, omnichannel transformation, and operational efficiencies. Fiscal 2016 adjusted operating margin was 8.5%.

•
Reported diluted earnings per share in the range of $0.82 to $0.92 compared to $0.89 in fiscal 2016. Adjusted diluted earnings per share are now expected in the range of $1.55 to $1.65 compared to $1.36 in fiscal 2016 adjusted on the same basis. On a constant currency basis, adjusted earnings per share in the range of $1.62 to $1.72.

FISCAL YEAR CALENDAR CHANGE
Prior to fiscal 2017, the Company reported its quarterly results of operations on the basis of 12-week periods for each of the first three fiscal quarters and a 16 or 17-week period for the fiscal fourth quarter. Beginning in fiscal 2017, the Company's fiscal year is comprised of 13-week quarters for each of the first three fiscal quarters and a 13 or 14-week period for the fiscal fourth quarter. There is no change to the Company's fiscal year-end date. References to the “quarter ended” or “second quarter” refer to the 13-week period ended July 1, 2017 or the 12-week period ended June 18, 2016.

NON-GAAP FINANCIAL MEASURES
This earnings release contains certain non-GAAP financial measures. References to "underlying" revenue indicate reported revenue adjusted for the impact of foreign exchange, closed retail stores, the transition of Stride Rite® to a license business model and the impact of the additional week of operations. Measures referred to as "adjusted" financial results exclude restructuring and impairment costs, organizational transformation costs, debt extinguishment and other costs, and the impact of the additional week of operations. In addition to these adjustments of the type the Company has made in recent periods, adjusted gross profit, adjusted operating income and adjusted earnings per share in this release are further adjusted to exclude incremental inventory markdowns related to 180 stores that are now closed under management’s previously announced Store Restructure Plan. In light of the large scale of closures in a compressed time frame, management believes this treatment gives investors a better view of continuing operations. The company has provided a reconciliation of the above of non-GAAP financial measures to the most directly comparable GAAP financial measure.

EARNINGS CALL INFORMATION
The Company will host a conference call today at 8:30 a.m. Eastern Time to discuss these results and current business trends. The conference call will be broadcast live and accessible under the “Investor Relations” tab at wolverineworldwide.com. A replay of the conference call will be available at the Company's website for a period of approximately 30 days.

ABOUT WOLVERINE WORLDWIDE
With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers and licensors of branded casual, active lifestyle, work, outdoor sport, athletic, children’s and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Merrell®, Sperry®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Chaco®, Bates®, and HYTEST®. The Company also is the global footwear licensee of the popular brands Cat® and Harley-Davidson®. The Company’s products are carried by leading retailers in the U.S. and globally in approximately 200 countries and territories. For additional information, please visit our website, wolverineworldwide.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements regarding: the Company's ability to successfully execute key strategic initiatives, elevate brands with consumers, and deliver product innovation, organic growth and operational efficiencies; the Company’s ability to compete and win in the current environment; and the Company's fiscal 2017 outlook and guidance. In addition, words such as "guidance," "estimates," "anticipates," "believes," "forecasts," "step," "plans," "predicts," "projects," "is likely," "expects," "intends," "should," "will," "confident," variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  Risk Factors include, among others: changes in general economic conditions, employment rates, business conditions, interest rates, tax policies and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; foreign currency exchange rate fluctuations; currency restrictions; capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for owned and contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; the failure of the U.S. Department of Defense to exercise future purchase options or award new contracts, or the cancellation or modification of existing contracts by the Department of Defense or other military purchasers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to expansion into new markets and complementary product categories as well as consumer-direct operations; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and customers; increase in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks; the potential breach of the Company’s databases, or those of its vendors, which contain certain personal information or payment card data; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other acquired intangibles; the success of the Company’s consumer-direct realignment initiatives; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company's reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

# # #

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share data)

	13 Weeks Ended July 1, 2017	12 Weeks Ended June 18, 2016	26 Weeks Ended July 1, 2017	24 Weeks Ended June 18, 2016
Revenue	$598.8	$583.7	$1,190.1	$1,161.3
Cost of goods sold	369.4	357.1	721.4	702.0
Restructuring costs	2.5	—	7.1	3.9
Gross profit	226.9	226.6	461.6	455.4
Gross margin	37.9%	38.8%	38.8%	39.2%

Selling, general and administrative expenses	175.1	183.0	357.2	367.1
Restructuring and impairment costs	22.6	1.8	42.6	12.5
Operating expenses	197.7	184.8	399.8	379.6
Operating expenses as a % of revenue	33.0%	31.7%	33.6%	32.7%

Operating profit	29.2	41.8	61.8	75.8
Operating margin	4.9%	7.2%	5.2%	6.5%

Interest expense, net	5.9	7.8	14.8	16.3
Other expense, net	1.3	1.1	3.8	1.0
Total other expenses	7.2	8.9	18.6	17.3
Earnings before income taxes	22.0	32.9	43.2	58.5

Income tax expense	1.5	8.8	5.9	16.8
Effective tax rate	7.0%	26.7%	13.7%	28.8%

Net earnings	20.5	24.1	37.3	41.7

Less: net earnings (loss) attributable to noncontrolling interests	(0.2)	0.1	(0.1)	0.3
Net earnings attributable to Wolverine World Wide, Inc.	$20.7	$24.0	$37.4	$41.4
Diluted earnings per share	$0.21	$0.24	$0.38	$0.42

Supplemental information:
Net earnings used to calculate diluted earnings per share	$20.2	$23.5	$36.6	$40.5
Shares used to calculate diluted earnings per share	96.2	96.1	96.1	96.1
Weighted average shares outstanding	96.8	99.5	96.9	99.4

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	July 1, 2017	June 18, 2016
ASSETS
Cash and cash equivalents	$412.8	$221.7
Accounts receivables, net	287.1	312.6
Inventories, net	333.7	439.3
Other current assets	58.9	46.9
Total current assets	1,092.5	1,020.5
Property, plant and equipment, net	150.1	149.3
Goodwill and other indefinite-lived intangibles	1,105.7	1,117.3
Other non-current assets	151.7	166.4
Total assets	$2,500.0	$2,453.5

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and other accrued liabilities	$342.7	$311.3
Current maturities of long-term debt	45.0	19.7
Borrowings under revolving credit agreements and other short-term notes	1.6	—
Total current liabilities	389.3	331.0
Long-term debt	758.7	788.3
Other non-current liabilities	343.5	332.2
Stockholders' equity	1,008.5	1,002.0
Total liabilities and stockholders' equity	$2,500.0	$2,453.5

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	26 Weeks Ended July 1, 2017	24 Weeks Ended June 18, 2016
OPERATING ACTIVITIES:
Net earnings	$37.3	$41.7
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	18.2	20.3
Stock-based compensation expense	13.0	11.5
Excess tax benefits from stock-based compensation	—	(0.1)
Pension and SERP expense	7.5	4.8
Restructuring and impairment costs	49.7	16.4
Other	(46.9)	(17.9)
Changes in operating assets and liabilities	28.8	(3.9)
Net cash provided by operating activities	107.6	72.8

INVESTING ACTIVITIES:
Additions to property, plant and equipment	(19.8)	(28.2)
Investment in joint venture	—	(0.5)
Other	(3.2)	2.7
Net cash used in investing activities	(23.0)	(26.0)

FINANCING ACTIVITIES:
Net payments under revolving credit agreements and other short-term notes	(1.6)	—
Payments on long-term debt	(15.0)	(2.8)
Payments of debt issuance and debt extinguishment costs	(0.1)	—
Cash dividends paid	(11.6)	(11.8)
Purchase of common stock for treasury	(21.5)	(6.0)
Purchases of shares under employee stock plans	(5.0)	(4.3)
Proceeds from the exercise of stock options	8.3	2.2
Excess tax benefits from stock-based compensation	—	0.1
Contributions from noncontrolling interests	0.8	1.3
Net cash used in financing activities	(45.7)	(21.3)

Effect of foreign exchange rate changes	4.1	2.1
Increase in cash and cash equivalents	43.0	27.6

Cash and cash equivalents at beginning of the year	369.8	194.1
Cash and cash equivalents at end of the period	$412.8	$221.7

The following tables contain information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

WOLVERINE WORLD WIDE, INC.

Q2 2017 RECONCILIATION TABLES

RECONCILIATION OF REPORTED REVENUE GROWTH TO
UNDERLYING REVENUE GROWTH*
(Unaudited)
(In millions)

	GAAP Basis	Impact of Additional Week (1)	As Adjusted Basis	Foreign Exchange Impact	Impact of Retail Store Closures	As Adjusted on a Constant Currency Basis

Revenue - Fiscal 2017 Q2	$598.8		$598.8	$3.6		$602.4

Growth	2.6%		(3.3)%			1.4%

Revenue - Fiscal 2016 Q2	$583.7	$35.5	$619.2		$(25.3)	$593.9
(1)    Given the second quarter of fiscal 2016 had 12 weeks of operations and the second quarter of fiscal 2017 had 13 weeks of operations, the Company quantified the impact of adding an additional week to the second quarter of fiscal 2016 to allow for a better comparison to the second quarter of fiscal 2017.

RECONCILIATION OF REPORTED GROSS MARGIN TO ADJUSTED
GROSS MARGIN ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis	Foreign Exchange Impact	Restructuring Costs	Store Inventory Mark-downs (1)	Impact of Additional Week (2)	As Adjusted on a Constant Currency Basis

Gross Profit - Fiscal 2017 Q2	$226.9	$3.2	$2.5	$3.0		$235.6

Gross margin	37.9%					39.1%

Gross Profit - Fiscal 2016 Q2	$226.6		$—	$—	$12.0	$238.6

Gross margin	38.8%					38.5%
(1) Q2 2017 store inventory mark-downs relate to retail stores closed as part of the Company’s previously announced 2016 store closure plan ("2016 Plan") as disclosed in the Company's 2016 Form 10-K.
(2)    Given the second quarter of fiscal 2016 had 12 weeks of operations and the second quarter of fiscal 2017 had 13 weeks of operations, the Company quantified the impact of adding an additional week to the second quarter of fiscal 2016 to allow for a better comparison to the second quarter of fiscal 2017.

RECONCILIATION OF REPORTED OPERATING MARGIN TO ADJUSTED
OPERATING MARGIN ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis	Foreign Exchange Impact	Restructuring and Impairment Costs	Store Inventory Mark-downs (1)	Organizational Transformation Costs (2)	Impact of Additional Week (3)	As Adjusted on a Constant Currency Basis

Operating Profit - Fiscal 2017 Q2	$29.2	$1.7	$25.1	$3.0	$7.2		$66.2

Operating margin	4.9%						11.0%

Operating Profit - Fiscal 2016 Q2	$41.8		$1.8	$—	$—	$0.7	$44.3

Operating margin	7.2%						7.2%
(1) Q2 2017 store inventory mark-downs relate to retail stores closed as part of the Company’s previously announced 2016 Plan.
(2) Organizational transformation costs include third party consulting costs and costs related to the Company's distribution center optimization.
(3)    Given the second quarter of fiscal 2016 had 12 weeks of operations and the second quarter of fiscal 2017 had 13 weeks of operations, the Company quantified the impact of adding an additional week to the second quarter of fiscal 2016 to allow for a better comparison to the second quarter of fiscal 2017.

RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED
DILUTED EPS ON A CONSTANT CURRENCY BASIS*
(Unaudited)

	GAAP Basis EPS	Adjustments (1)	As Adjusted EPS	Foreign Exchange Impact	As Adjusted EPS On a Constant Currency Basis

Fiscal 2017 Q2	$0.21	$0.22	$0.43	$0.01	$0.44

Fiscal 2016 Q2	$0.24	$0.02	$0.26
(1)    Fiscal 2017 adjustments include the impact of restructuring and impairment costs, store inventory mark-downs related to retail stores closed as part of the 2016 Plan, and organizational transformation costs. Fiscal 2016 adjustments include the impact of restructuring and impairment costs and the impact of the additional week of operations.

2017 GUIDANCE RECONCILIATION TABLES

RECONCILIATION OF FISCAL 2017 FULL-YEAR REPORTED REVENUE GROWTH
GUIDANCE TO UNDERLYING REVENUE GROWTH GUIDANCE*
(Unaudited)
(In millions)

	GAAP Basis Full-Year Revenue	Foreign Exchange Impact	Adjustments (1)	Underlying Full-Year Revenue

Fiscal 2017 Revenue Guidance	$ 2,320 - 2,370	$15.0		$ 2,335 - 2,385
Fiscal 2016 Revenue	$2,494.6		$(160.0)	$2,334.6
Percentage growth (decline)	(7.0) - (5.0)%			0.0 - 2.0%
(1) Adjustments include the estimated impact from retail store closures and the transition of Stride Rite® to a license business model.
RECONCILIATION OF FISCAL 2017 FULL-YEAR REPORTED OPERATING PROFIT
GUIDANCE TO ADJUSTED OPERATING PROFIT GUIDANCE*
(Unaudited)
(In millions)

	GAAP Basis Full-Year Operating Profit	Adjustments (1)	As Adjusted Full-Year Operating Profit

Fiscal 2017 Operating Profit Guidance	$ 121 - 138	$120.0	$ 241 - 258
Operating Margin	5.2 - 5.8%		10.4 - 10.9%
(1)     Adjustments include the estimated impact from restructuring and impairment costs, organizational transformation costs and $7.4 million of store inventory mark-downs related to retail stores closed as part of the 2016 Plan.

RECONCILIATION OF FISCAL 2016 REPORTED OPERATING
MARGIN TO ADJUSTED OPERATING MARGIN*
(Unaudited)
(In millions)

	GAAP Basis	Restructuring and Impairment Costs	Organizational Transformation Costs (1)	As Adjusted Basis

Operating Profit - Fiscal 2016	$159.9	$50.3	$2.2	$212.4
Operating margin	6.4%			8.5%
(1) Organizational transformation costs include certain third party consulting costs and certain costs related to distribution center optimization.

RECONCILIATION OF FISCAL 2017 FULL-YEAR DILUTED EPS GUIDANCE TO ADJUSTED DILUTED EPS ON A CONSTANT CURRENCY BASIS GUIDANCE*
(Unaudited)

	GAAP Basis Full-Year 2017	Adjustments (1)	As Adjusted Full-Year 2017	Foreign Exchange Impact	As Adjusted Full-Year 2017 Constant Currency Basis

Diluted earnings per share guidance	$ 0.82 - 0.92	$0.73	$ 1.55 - 1.65	$0.07	$ 1.62 - 1.72
(1)    Adjustments include estimated restructuring and impairment costs, organizational transformation costs and $7.4 million of store inventory mark-downs related to retail stores closed as part of the 2016 Plan.

RECONCILIATION OF FISCAL 2016 FULL-YEAR REPORTED
DILUTED EPS TO ADJUSTED DILUTED EPS *
(Unaudited)

	GAAP Basis Full-Year 2016	Adjustments (1)	As Adjusted Full-Year 2016 EPS

Diluted earnings per share	$0.89	$0.47	$1.36
(1)    Adjustments include restructuring and impairment costs, organizational transformation costs and $0.6 million of store inventory mark-downs related to retail stores closed in fiscal 2016 as part of 2016 Plan and 2014 Plan.

RECONCILIATION OF FISCAL 2016 REPORTED REVENUE AND EPS
TO ADJUSTED REVENUE AND ADJUSTED EPS*
(Unaudited)
(In millions)

	Fiscal 2016
	Q1	Q2	Q3	Q4	YTD

GAAP Basis Fiscal 2016 - Revenue	$577.6	$583.7	$603.7	$729.6	$2,494.6
Impact of Additional Week - Revenue (1)	43.2	35.5	28.2	(106.9)	—
Revenue on an Adjusted Basis	$620.8	$619.2	$631.9	$622.7	$2,494.6

GAAP Basis Fiscal 2016 - Diluted EPS	$0.18	$0.24	$0.49	$(0.02)	$0.89
Impact of Additional Week - EPS (1)	0.02	0.01	(0.04)	0.01	—
Impact of Restructuring and Impairment Costs	0.11	0.01	—	0.35	0.47
EPS on an Adjusted Basis	$0.31	$0.26	$0.45	$0.34	$1.36

Fiscal 2016 weeks in operations	12	12	12	16	52
Fiscal 2016 - Adjusted weeks in operations	13	13	13	13	52
(1)    Given the first three fiscal 2016 quarters had 12 weeks and the fourth quarter had 16 weeks of operations compared to fiscal 2017 where each quarter has 13 weeks of operations, the Company quantified the impact of adjusting each fiscal 2016 quarter to allow for a better comparison to fiscal 2017.

*
To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company describes what certain financial measures would have been if restructuring and impairment costs, incremental store inventory mark-downs and organizational transformation costs were excluded. The Company also describes underlying revenue, which excludes the impact of foreign exchange, the impact of retail store closures, the transition of Stride Rite® to a license business model and the impact of the additional week of operations. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business.  The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.  The Company evaluates results of operations on both a reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates constant currency by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, are found in the financial tables above.